EXHIBIT 2.3


                                   ASSIGNMENT



     In accordance with Sections 2.9 and 16.6(b) of the Asset Purchase Agreement, dated as of December 10, 1997 (the "Agreement"), by and among Camelot Music, Inc., as Purchaser (the "Purchaser"), The Wall Music, Inc., as Seller, and WH Smith Group Holdings (USA), Inc., as Parent, the Purchaser hereby assigns to Camelot Northeast Region, Inc. (the "Acquiring Corporation"), and the Acquiring Corporation hereby accepts assignment of and assumes, the rights and obligations of the Purchaser under the Agreement, to the extent that such rights and obligations are assignable under such Section 2.9.

     IN WITNESS WHEREOF, the Purchaser and the Acquiring Corporation have caused their corporate names to be hereunto subscribed by their officers duly thereunto authorized.


                                         CAMELOT MUSIC, INC.



                                         By: /s/ Jack K. Rogers
                                            ------------------------------
                                            Name:  Jack K. Rogers
                                            Title: Executive Vice President
                                                   and Chief Operating Officer
                                            Date:  February 9, 1998



                                         CAMELOT NORTHEAST REGION, INC.



                                         By: /s/ James E. Bonk
                                            ------------------------------
                                            Name:  James E. Bonk
                                            Title: President and
                                                   Chief Executive Officer
                                            Date:  February 9, 1998